Exhibit 8.1

[●], 2022

InterPrivate II Acquisition Corp.

1350 Avenue of the Americas

New York, NY 10019

Re:     Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to InterPrivate II Acquisition Corp., a Delaware corporation (the “Company”), in connection with its acquisition of all of the outstanding stock of Getaround, Inc., a Delaware corporation (“Getaround”), by means of two mergers: (i) the merger of TMPST Merger Sub I Inc., a Delaware corporation and wholly-owned direct subsidiary of the Company (the “Merger Sub I”), with and into Getaround, with Getaround being the surviving corporation (the “First Merger”), and (ii) immediately following the First Merger, the merger of Getaround, with and into TMPST Merger Sub II LLC, a Delaware limited liability company and wholly-owned direct subsidiary of the Company (the “Merger Sub II”), with Merger Sub II surviving as a wholly-owned direct subsidiary of the Company (the “Second Merger”, and together with the First Merger, the “Mergers”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 11, 2022, by and among the Company, Merger Sub I, Merger Sub II and Getaround. Stockholders of Getaround will receive shares (the “Shares”) of Class A common stock, par value $0.0001 per share, of the Company (“Class A Stock”) in exchange for their shares of Getaround common stock in the Second Merger. Pursuant to the Merger Agreement, a portion of the Shares to be received by the stockholders of Getaround in the Second Merger (the “Additional Shares”) may be allocated to holders of Class A Stock who do not exercise their redemption rights in connection with the Mergers (the “Redemptions”).

The Company has requested that we render our opinion as to certain tax matters relating to the Mergers and the exercise by current beneficial owners of Company common stock of their redemption rights as a result of the Mergers and the receipt by stockholders of the Company of the Additional Shares in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement”), relating to the registration by the Company of its common stock to be issued in connection with the Mergers, filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the Commission promulgated thereunder (the “Rules”). Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that the execution and delivery by each party (other than the Company) to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party’s certificate or instrument of formation and by-laws or the laws of such party’s jurisdiction of organization, (iv) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) that the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms. In rendering our opinion, we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Mergers, the Redemptions or any of the transactions related thereto, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein and in the Registration Statement, we are of the opinion that the discussion set forth under the caption “Material U.S. Federal Income Tax Considerations for Holders of Class A Stock” in the Registration Statement, insofar as it expresses conclusions as to the application of United States federal income tax law, represents our opinion as to such matters.

We hereby consent to use of this opinion as an exhibit to the Registration Statement, to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement and to the discussion of this opinion in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or the Rules.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Redemptions or Mergers under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.

Very truly yours,

GREENBERG TRAURIG, LLP